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         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                                                (Amounts in thousands, except per share data)

                                                                                Year Ended
                                                                ---------------------------------------------
                                                                  March 29,        March 30,        April 1,
                                                                     1997            1996             1995
                                                                ---------------------------------------------
         PRIMARY

         Average shares outstanding                                  7,110            7,235            7,194

         Net effect of dilutive stock options -- based on the
         treasury stock method using average market price              170              186              129
                                                                ---------------------------------------------
         Total shares                                                7,280            7,421            7,323
                                                                =============================================


         Income from continuing operations                         $ 9,598         $10,373          $ 7,761

         Income (loss) from discontinued operations                    -0-            (534)              31

                                                                ---------------------------------------------
         Net income                                                $ 9,598          $9,839          $ 7,792
                                                                =============================================
         Per share amounts

         Income from continuing operations                         $  1.32          $ 1.40          $  1.06

         Income (loss) from discontinued operations                  (0.00)          (0.07)             0.00

                                                                ---------------------------------------------
           Net income                                              $  1.32          $ 1.33          $  1.06
                                                                =============================================


                                                                (Amounts in thousands, except per share data)

                                                                                Year Ended
                                                                 ------------------------------------------
                                                                    March 29,      March 30,      April 1,
                                                                      1997          1996           1995
                                                                 ==========================================
         FULLY DILUTED
         Average shares outstanding                                   7,110         7,236            7,194
         Net effect of dilutive stock options -- based on the
          treasury stock method using the year-end market
          price, if higher than average market price                    173           204              132

                                                                  ------------------------------------------
          Total shares                                                7,283         7,440            7,326
                                                                  ==========================================

         Income from continuing operations                          $ 9,598       $10,373         $  7,761
         Income (loss) from discontinued operations                       0          (534)              31
                                                                  ------------------------------------------
           Net Income                                               $ 9,598       $ 9,839         $  7,792
                                                                  ==========================================
         Per share amounts
          Income from continuing operation                          $  1.32       $  1.39         $   1.06
          Income (loss) from discontinued operations                  (0.00)        (0.07)            0.00
                                                                  ------------------------------------------
                                                                    $  1.32        $ 1.32         $   1.06
                                                                  ==========================================